Exhibit 10.3

Execution Version

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 2, 2013 (the “Second Amendment Effective Date”), among (1) PROFESSOR CONNOR’S, INC., a Delaware corporation (the “Borrower”), (2) the several banks and other lenders from time to time parties to this Agreement (the “Lenders”) and (3) ONEWEST BANK, FSB (“OneWest Bank”), as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A. The Borrower, the Agent and the Lenders are party to that certain Amended and Restated Credit Agreement, dated as of April 15, 2013 as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 7, 2013 (as amended, the “Credit Agreement”) pursuant to which the Lenders have made available to the Borrower a revolving loan facility in the maximum principal amount of $50,000,000. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Credit Agreement. The Borrower and the Lenders have agreed to make certain changes to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The following definition shall be added to Section 1.1 of the Credit Agreement in alphabetical order:

““PIK Subordinated Debt”: Indebtedness of Borrower that is on terms and conditions (including payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Agent and (a) which has been expressly subordinated in right of payment to all Obligations by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agent, in its sole discretion, prior to the incurrence of such indebtedness, (b) if such Indebtedness is secured by a Lien, such Lien is expressly subordinated to the Liens granted to Agent by the execution and delivery of a subordination agreement in form and substance satisfactory to the Agent, in its sole discretion, prior to the creation of such Lien, (c) has a maturity date that occurs at least 6 months after the Revolving Loan Commitment Expiration Date, and (d) the interest under which is solely paid in kind and not in cash during the entire term of such Indebtedness.”

(b) The definitions of “Majority Lenders”, “Subordinated Debt” and “Total Debt” in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

““Majority Lenders”: Lenders having Revolving Loan Commitments equal to or more than 50.1% of the aggregate Revolving Loan Commitment, or, if any Revolving Loan Commitment has terminated, with respect to such Revolving Loan Commitment, Lenders with outstanding Loans under such Commitment having an unpaid principal balance equal to or more than 50.1% of the sum of the unpaid principal balance of all Revolving Loans outstanding, excluding from such calculation Lenders which have failed or refused to fund a Revolving Loan when required to do so; provided that if at any time there is more than one Lender, Majority Lenders must include at least two Lenders.”

““Subordinated Debt”: Indebtedness of Borrower that is on terms and conditions (including payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to Majority Lenders and which (a) has been expressly subordinated in right of payment to all Obligations by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agent, in its sole discretion, prior to the incurrence of such indebtedness, (b) if such Indebtedness is secured by a Lien, such Lien is expressly subordinated to the Liens granted to Agent by the execution and delivery of a subordination agreement, in form and substance satisfactory to Majority Lenders, in their sole discretion, prior to the creation of such Lien, and (c) has a maturity date that occurs at least 6 months after the Revolving Loan Commitment Expiration Date.”

““Total Debt”: as of any date of determination, without duplication, the remainder of (a) all Indebtedness for borrowed money of such Person (including any Subordinated Debt), determined on a consolidated basis in accordance with GAAP (other than PIK Subordinated Debt and Preferred Stock that is not Prohibited Preferred Stock), including, in any event, but without duplication, with respect to Borrower and its Subsidiaries, the Revolving Loans, and the amount of their Capitalized Lease Obligations, in each case exclusive of Indebtedness owed by one Loan Party to another Loan Party and any Indebtedness in respect of any of the foregoing less (b) all cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries at such date.”

(c) Section 2.16(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) The Borrower may, by written notice to the Agent (a “Commitment Increase Notice”), at any time request increases of the aggregate Revolving Commitment (a “Revolving Commitment Increase”); provided that (i) the aggregate amount of Revolving Loan Commitment Increases occurring after the Restatement Closing Date shall not result, at any time, in aggregate Revolving Loan Commitments in excess of $70,000,000 (the “Maximum Commitment Amount”) (unless the Majority Lenders shall otherwise commit in writing); (ii) each exercise of the increase request option shall be in a minimum principal amount of not less than $5,000,000; provided that the exercise of such increase request option may be less than $5,000,000 if the unused portion of the Maximum Commitment Amount is less than $5,000,000, so long as such request is for the full amount of the remaining Maximum Commitment Amount; (iii) any Revolving Commitment Increase resulting in a Maximum Commitment Amount in excess of $60,000,000 shall be conditioned about the Agent’s receipt of (w) amendments to the Guarantees such that the aggregate Covered Amount of the Guarantees is not less than the new aggregate Revolving Loan Commitment after taking into account the Revolving Commitment

Increase, (x) a Liquidity Compliance Certificate from each Guarantor whose Guarantee is being increased, prepared on a pro forma basis assuming such increase, (y) a modification of the Plant Mortgage and such endorsement(s) to the title policy therefore as the Agent may request and (z) an amendment to the Subordination Agreement to address the increased Commitment amount, and (iv) no such increase may be requested when a Default or Event of Default has occurred and is continuing. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which Borrower proposes that the Revolving Commitment Increase shall be effective and (B) the requested amount of such increase. Notwithstanding any term of this Agreement to the contrary, neither the Agent nor any Lender shall be deemed to have committed to any Revolving Commitment Increase unless such Lender executes and delivers an Increased Commitment Letter (as defined below); for the avoidance of doubt, any Lender may accept or decline to provide a Revolving Commitment Increase in its sole discretion.”

(d) Section 3.6 of the Credit Agreement is hereby amended by adding at the end thereof the following sentence:

“As of the Restatement Closing Date, the Plant is the sole property mortgaged to the Agent.”

(e) Section 6.1(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Total Debt (including all loans and other credit extensions outstanding under the Senior Credit Agreement, but excluding any debt owed to any shareholder of the Borrower or their Affiliates) to”

(f) Section 6.2(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g) Subordinated Debt and PIK Subordinated Debt; provided that the aggregate principal amount of Subordinated Debt (other than PIK Subordinated Debt) outstanding at any time shall not exceed $10,000,000; and”

(g) Section 6.3(k) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(k) Liens securing Indebtedness permitted by Section 6.2 and not referred to in any other provision of this Section 6.3, so long as such Liens (i) are for Subordinated Debt or PIK Subordinated Debt and (ii) do not encumber the property subject to the Plant Mortgage.”

(h) Section 7.2(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Such Guarantor Default shall be otherwise cured or waived in writing to the satisfaction of the Majority Lenders.”

(i) Section 10.1 of the Credit Agreement is hereby amended by adding thereto a new clause (vi) after the existing clause (v) as follows:

“or, (vi) amend, modify or waive, directly or indirectly, any of the provisions of Section 7.3,”

(j) Section 10.6(d) of the Credit Agreement is hereby amended by adding the phrase “(such extension shall not exceed thirty (30) days without the consent of Majority Lenders)” immediately after the word “discretion” therein.

SECTION 2. Conditions Precedent to Second Amendment Effective Date. This Amendment shall become effective upon receipt by the Agent of this Amendment, duly executed by the Borrower, the Agent, and the Lenders.

SECTION 3. Reference To And Effect On The Credit Agreement And The Other Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(a) Except as specifically amended herein or in any other amendment executed in connection herewith, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents.

SECTION 4. Representations And Warranties. The Borrower represents and warrants to the Agent and the Lenders as follows: (i) it has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not violate in any material respect any Requirement of Law applicable to any of the Loan Parties or material Contractual Obligation of any of the Loan Parties, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or such material Contractual Obligation, except as permitted by to the Loan Documents; and (v) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Execution In Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (without reference to its choice of law rules).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PROFESSOR CONNOR’S, INC., a Delaware corporation

By:

Name:	Richard A Kassar
Title:	CFO

Signature Page to Second Amendment to Amended and Restated Credit Agreement

ONEWEST BANK, FSB, as Agent and a Lender

By:

Name:	DAVID LIGON
Title:	EXECUTIVE VICE PRESIDENT

Signature Page to Second Amendment to Amended and Restated Credit Agreement

CITY NATIONAL BANK, as a Lender

By:

Name:	Garen Papazyan
Title:	Senior Vice President

PURSUANT TO SECTION 11 OF THE SUBORDINATION AGREEMENT, THE UNDERSIGNED, CONSENTS TO THE AMENDMENT TO THE CREDIT AGREEMENT SET FORTH IN SECTION 1(E) OF THIS AMENDMENT.

CITY NATIONAL BANK, as Senior Lender

By:

Name:	Garen Papazyan
Title:	Senior Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement